Exhibit 8.1

Simpson Thacher & Bartlett LLP
600 TRAVIS STREET, SUITE 5400 HOUSTON, TX 77002-3009
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March 19, 2019

American Electric Power Company, Inc.

1 Riverside Plaza

Columbus, Ohio 43215

Re: Offering of Equity Units

Ladies and Gentlemen:

We are issuing this opinion in our capacity as counsel to American Electric Power Company, Inc., a New York corporation (the “Company”) in connection with the offering of up to 16,100,000 Equity Units (the “Equity Units”) pursuant to a Registration Statement on Form S-3 (File No. 333-222068) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s prospectus, dated December 14, 2017 (the “Base Prospectus”), as supplemented by the Company’s preliminary prospectus supplement dated March 13, 2019 relating to the Equity Units (together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act and the Company’s prospectus supplement dated March 14, 2019 relating to the Equity Units (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, in each case, including the documents filed under the Securities Exchange Act of 1934, as amended, that are incorporated or deemed incorporated by reference in the Preliminary Prospectus and the Prospectus, as the case may be. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Prospectus.

We have examined (i) the Registration Statement, (ii) the Prospectus (together with the Registration Statement, the “Offering Documents”), (iii) the Purchase Contract and Pledge Agreement, dated as of March 19, 2019 (the “Purchase Contract and Pledge Agreement”), between the Company and The Bank of New York Mellon Trust Company, N.A., (iv) the Junior Subordinated Indenture, dated as of March 1, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of March 1, 2008, as supplemented by Supplemental Indenture No. 1, dated as of March 19, 2019, (v) the Form of Remarketing Agreement (the “Remarketing Agreement”) attached as Exhibit P to the Purchase Contract and Pledge Agreement, by and among the Company, the Purchase Contract Agent (as defined therein) and a remarketing agent to be designated by the Company at a later date, and (vi) the representation letters of Barclays Capital Inc. (“Barclays”) and the Company delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed that (i) the Remarketing Agreement will be executed in the form attached as Exhibit P to the Purchase Contract and Pledge Agreement, (ii) the Equity Units will be issued, sold, and remarketed as described in the Offering Documents, the Purchase Contract and Pledge Agreement, and the Remarketing Agreement, (iii) the statements concerning the issuance, sale and remarketing of the Equity Units set forth in the Offering Documents are true, complete and correct and will remain true, complete and correct at all times up to and including the date hereof, (iv) the representations made by the Company and Barclays are true, complete and correct and will remain true, complete and correct at all times up to and including date hereof, and (v) any representations made in the Purchase Contract and Pledge Agreement or the Representation Letters “to the knowledge of”, or based on the belief of the Company or Barclays or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the date hereof, in each case without such qualification.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the statements made in each of the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences,” insofar as they purport to constitute summaries of certain provisions of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We do not express any opinion herein concerning any law other than the federal income tax law of the United States. No opinion should be inferred as to the tax consequences of the purchase, ownership or disposition of the Equity Units under any state, local or foreign law, or with respect to other areas of United States federal taxation.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name under the caption “Legal Opinions” in the Prospectus.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

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